UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 29, 2020

ZIOPHARM Oncology, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33038	84-1475642
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One First Avenue, Parris Building 34, Navy Yard Plaza Boston, Massachusetts	02129
(Address of Principal Executive Offices)	(Zip Code)

(617) 259-1970

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ZIOP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

As described under Item 5.07 of this Current Report on Form 8-K, on June 29, 2020, at the 2020 Annual Meeting of Stockholders (“Annual Meeting”) of Ziopharm Oncology, Inc. (the “Company”), the Company’s stockholders approved the Company’s 2020 Equity Incentive Plan (the “New Plan”), which was previously approved by the Company’s Board of Directors (the “Board”). The terms of the New Plan are described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on May 18, 2020.

The foregoing description of the New Plan is a summary only and is qualified in its entirety by reference to the full text of the New Plan, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company, at which a quorum was present, was held on June 29, 2020. At the Annual Meeting, the stockholders of the Company voted on the following five proposals: (1) to elect the Board’s seven nominees for director to hold office until the Company’s 2021 Annual Meeting of Stockholders (“Proposal 1”); (2) to ratify the selection by the Audit Committee of the Board of RSM US LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020 (“Proposal 2”); (3) to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 18, 2020 (“Proposal 3”); (4) to approve the New Plan (“Proposal 4”); and (5) to approve an amendment to the Company’s amended and restated certificate of incorporation (the “Charter”) to increase the authorized number of shares of common stock from 250,000,000 shares to 445,000,000 shares (“Proposal 5”). The final results of the voting on each proposal are set forth below.

Proposal 1 – Election of Directors

The Company’s stockholders elected all seven persons listed below as directors, each to serve until the Company’s 2021 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The votes cast were as follows:

Nominee	For	Withheld	Broker Non-Votes
Christopher Bowden	75,339,585	60,176,423	51,853,062
Scott Braunstein	48,049,034	87,466,974	51,853,062
Laurence J.N. Cooper	81,443,534	54,072,474	51,853,062
Elan Z. Ezickson	59,072,371	76,443,637	51,853,062
Heidi Hagen	80,011,888	55,504,120	51,853,062
Douglas W. Pagán	59,240,566	76,275,442	51,853,062
Scott Tarriff	72,264,334	63,251,674	51,853,062

The Company’s bylaws provide that all elections of directors shall be determined by a plurality of the votes cast and, therefore, each of the persons listed above was elected. However, it is the Company’s policy that any nominee for director in an uncontested election who does not receive a majority of the votes cast shall submit his or her offer of resignation to the Company’s Board. At the Annual Meeting, each of Dr. Braunstein and Messrs. Ezickson and Pagán received more votes “withheld” from his election than votes “for” his election. In accordance with the Company’s director resignation policy, the Corporate Governance and Nominating Committee of the Board will consider whether to recommend that the Board accept or reject the conditional resignation of each of Dr. Braunstein and Messrs. Ezickson and Pagán, and the Board will then act on the Corporate Governance and Nominating Committee’s recommendations.

Proposal 2 - Ratification of the Selection by the Audit Committee of the Board of Directors of RSM US LLP as the Independent Registered Public Accounting Firm of the Company for its Fiscal Year Ending December 31, 2020

The Company’s stockholders approved Proposal 2. The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
125,655,349	58,581,252	3,132,469	—

Proposal 3 – Advisory Vote on Executive Compensation

The Company’s stockholders approved, on a non-binding advisory basis, Proposal 3. The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
76,263,368	58,155,226	1,097,414	51,853,062

Proposal 4 – Approval of the New Plan

The Company’s stockholders approved Proposal 4. The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
76,323,084	58,012,380	1,180,544	51,853,062

Proposal 5 – Approval of the Amendment to the Company’s Charter to Increase the Authorized Number of Shares of Common Stock from 250,000,000 Shares to 445,000,000 Shares

The Company’s stockholders did not approve Proposal 5. The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
85,930,579	100,034,157	1,404,334	—

No other items were presented for stockholder approval at the Annual Meeting.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Ziopharm Oncology, Inc. 2020 Equity Incentive Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM ONCOLOGY, INC.

	By:	/s/ Robert Hadfield
Date: June 30, 2020	Name:	Robert Hadfield
	Title:	General Counsel and Secretary